Exhibit 99.1
                                  ------------

COMMODORE

                                  NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800


                      Commodore Applied Technologies, Inc.

        o    Reports First Quarter 2003 Results
        o    Sets Record Date and Meeting Date for Annual Shareholders Meeting


         NEW YORK, NY - May 19, 2003 - Commodore Applied Technologies, Inc. (OTCBB: CXII), today announced financial results for the three-month period ended March 31, 2003 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                          Three Months Ended March 31,
            (Unaudited - dollars in thousands, except per share data)


                                                        2003              2002
                                                        ----              ----
Revenues*                                               $164            $1,087

Income (Loss) from Continuing Operations               ($430)            ($572)

Loss from Discontinued Operations                        -               ($402)

Net Loss                                               ($430)            ($974)

Net Loss Per Share -Basic and Diluted from

Continuing Operations                                 ($0.01)           ($0.01)

Net Loss Per Share -Basic and Diluted from

Discontinued Operations                                  -              ($0.01)

Net Loss Per Share - Basic and Diluted                ($0.01)           ($0.02)

Weighted Average Number of Shares

Outstanding                                           69,314            57,356


*These amounts are only from continuing operations and do not reflect the revenues of Dispute Resolution Management, Inc. (DRM), which was disposed of effective May 16, 2002.

                                     -more-

                                               CXI Reports First Quarter Results
                                                                    May 19, 2003
                                                                          Page 2


Additionally, Commodore Applied Technologies, Inc., today announced that it has initiated correspondence to its shareholders stating that the company will hold a shareholders meeting on July 09, 2003. The record date for determination of shareholders entitled to notice of meeting and to vote at the meeting is May 30, 2003.

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies, Commodore Advanced Sciences and a joint venture, Nuvoset, LLC. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


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